==================================================================
                                                      EXHIBIT 4(l)






                           GENERAL MOTORS CORORATION,

                    __________________________, As Depositary


                                       AND


                        THE HOLDERS FROM TIME TO TIME OF
                    THE DEPOSITARY RECEIPTS DESCRIBED HEREIN


                                DEPOSIT AGREEMENT



                         Dated as of ____________, 20__





















==================================================================

                                                                Page

                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Definitions.......................................1
--------------------------

                                    ARTICLE 2
           FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND DELIVERY,
          ------------------------------------------------------------
                 TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS
                 ----------------------------------------------

Section 2.01.  Form and Transfer of Receipts.....................2
--------------------------------------------
Section 2.02.  Deposit of Stock; Execution and Delivery of
-----------------------------------------------------------
      Receipts in Respect Thereof................................3
      ---------------------------
Section 2.03.  Registration of Transfer of Receipts..............4
---------------------------------------------------
Section 2.04.  Split-Ups and Combinations of Receipts; Surrender
-----------------------------------------------------------------
      of Receipts and Withdrawal of Stock........................4
      -----------------------------------
Section 2.05.  Limitations on Execution and Delivery, Transfer,
----------------------------------------------------------------
      Surrender and Exchange of Receipts.........................5
      ----------------------------------
Section 2.06.  Lost Receipts, Etc................................6
---------------------------------
Section 2.07.  Cancellation and Destruction of Surrendered
-----------------------------------------------------------
      Receipts...................................................6
      --------
Section 2.08.  Redemption of Stock...............................6
----------------------------------

                                    ARTICLE 3
         CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE CORPORATION

Section 3.01.  Filing Proofs, Certificates and Other Information.7
----------------------------------------------------------------
Section 3.02.  Payment of Taxes or Other Governmental Charges....8
-------------------------------------------------------------
Section 3.03.  Warranty as to Stock..............................8
-----------------------------------

                                    ARTICLE 4
                        THE DEPOSITED SECURITIES; NOTICES

Section 4.01.  Cash Distributions................................8
---------------------------------
Section 4.02.  Distributions Other Than Cash, Rights, Preferences
------------------------------------------------------------------
      or Privileges..............................................9
      -------------
Section 4.03.  Subscription Rights, Preferences or Privileges....9
-------------------------------------------------------------
Section 4.04.  Notice of Dividends, Etc.;.......................10
-----------------------------------------
Section 4.05.  Voting Rights....................................10
----------------------------
Section 4.06.  Changes Affecting Deposited Securities and
----------------------------------------------------------
      Reclassifications, Recapitalizations, Etc.................11
      -----------------------------------------
Section 4.07.  Delivery of Reports..............................12
----------------------------------
Section 4.08.  List of Receipt Holders..........................12
--------------------------------------

                                    ARTICLE 5
         THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE
         ---------------------------------------------------------------
                                   CORPORATION

Section 5.01.  Maintenance of Offices, Agencies and Transfer
-------------------------------------------------------------
      Books by the Depositary; Registrar........................12
      ----------------------------------
Section 5.02.  Prevention of or Delay in Performance by the
------------------------------------------------------------
      Depositary, the Depositary's Agents, the Registrar or the
      ----------------------------------------------------------
      Corporation...............................................13
      -----------
Section 5.03.  Obligation of the Depositary, the Depositary's
--------------------------------------------------------------
      Agents, the Registrar and the Corporation.................13
      -----------------------------------------
Section 5.04.  Resignation and Removal of the Depositary;
----------------------------------------------------------
      Appointment of Successor Depositary.......................15
      -----------------------------------
Section 5.05.  Corporate Notices and Reports....................16
--------------------------------------------
Section 5.06.  Indemnification by the Corporation...............16
-------------------------------------------------
Section 5.07.  Charges and Expenses.............................16
-----------------------------------
Section 5.08.  Tax Compliance...................................17
-----------------------------

                                    ARTICLE 6
                            AMENDMENT AND TERMINATION

Section 6.01.  Amendment........................................17
------------------------
Section 6.02.  Termination......................................17
--------------------------

                                    ARTICLE 7
                                  MISCELLANEOUS

Section 7.01.  Counterparts.....................................18
---------------------------
Section 7.02.  Exclusive Benefit of Parties.....................18
-------------------------------------------
Section 7.03.  Invalidity of Provisions.........................18
---------------------------------------
Section 7.04.  Notices..........................................19
----------------------
Section 7.05.  Appointment of Registrar.........................20
---------------------------------------
Section 7.06.  Holders of Receipts are Parties..................20
----------------------------------------------
Section 7.07.  Governing Law....................................20
----------------------------
Section 7.08.  Inspection of Deposit Agreement..................20
----------------------------------------------
Section 7.09.  Headings.........................................20
-----------------------

Form of Face of Receipt........................................A-1
Form of Reverse of Receipt.....................................A-3

      DEPOSIT AGREEMENT, dated as of ____________, 20__, among GENERAL MOTORS CORPORATION, a Delaware corporation (the "Corporation"), ____________________, a _____________ (the "Depositary"), and the holders from time to time of the Receipts described herein.

      WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of [ % Preferred Stock] [ % Preference Stock], par value $______ per share, of the Corporation with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Stock so deposited; and

      WHEREAS, the Receipts are to be substantially in the form of Annex A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

      NOW THEREFORE, in consideration of the promises contained herein, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01 . Definitions. The following definitions shall, for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit
Agreement:

      "Certificate of Designation" means the Certificate of Designation of the Corporation establishing the Stock as a series of [preferred] [preference] stock of the Corporation.

      "Deposit Agreement" means this Deposit Agreement, as amended or supplemented from time to time.

      "Depositary" means _______________, and any successor as Depositary hereunder.

      "Depositary Shares" means Depositary Shares, each representing [ ] of a share of Stock and evidenced by a Receipt.

      "Depositary's Agent" means an agent appointed by the Depositary pursuant to Section 5.01 and includes the Registrar if such Registrar is not the Depositary.

      "Depositary's Office" means the principal office of the Depositary, at which at any particular time its depositary receipt business is administered.

      "Receipt" means one of the Depositary Receipts, substantially in the form set forth as Annex A hereto, issued hereunder, whether in definitive or temporary form and evidencing the number of Depositary Shares held of record by the record holder of such Depositary Shares.

      "Record holder" or "holder" as applied to a Receipt means the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

      "Registrar" means the Depositary or such other bank or trust company appointed to register ownership and transfers of Receipts as herein provided.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Stock" means shares of the Corporation's [ % Preferred Stock] [ % Preference Stock], $_____ par value per share.

                                   ARTICLE 2
           FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND DELIVERY,
                 TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

Section 2.01 . Form and Transfer of Receipts. Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders, with appropriate insertions, modifications and omissions, as hereinafter provided, if required by any securities exchange on which the Receipts are listed. Pending the preparation of definitive Receipts or if definitive Receipts are not required by any securities exchange on which the Receipts are listed, the Depositary, upon the written order of the Corporation or any holder of Stock, as the case may be, delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Corporation and the Depositary shall cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts will be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary's Office or at such other place or places as the Depositary may determine, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange will be made at the Corporation's expense and without any charge to the holder therefor. Until so exchanged, the temporary Receipts will be entitled in all respects to the same benefits under this Deposit Agreement, and with respect to the Stock, as definitive Receipts.

      The Depositary shall execute the Receipts by the manual signature of a duly authorized officer of the Depositary; provided that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) has been appointed and such Receipts are countersigned by a manual signature of a duly authorized officer of the Registrar. No Receipt will be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it has been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) has been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned, manually, by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

      Receipts will be in denominations of any number of whole Depositary Shares. The Corporation shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

      Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations or any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

      Title to Depositary Shares evidenced by a Receipt, which is properly endorsed or accompanied by a properly executed instrument of transfer, are transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt has been registered on the books of the Depositary as provided in Section 2.03, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

Section 2.02 . Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Corporation or any holder of Stock may from time to time deposit shares of the Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Corporation or the holder, as the case may be, directing the Depositary to execute and deliver to, or upon the written order to, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock.

      The Depositary shall hold the Deposited Stock at the Depositary's Office or at such other place or places as the Depositary may determine.

      Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section 2.02, together with the other documents required as above specified, and upon recordation of the Stock on the books of the Corporation in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02, a Receipt or Receipts for the whole number of Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as the Depositary may designate. Delivery at other offices will be at the risk and expense of the person requesting such delivery.

Section 2.03 . Registration of Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipts or Receipts to or upon the order of the person entitled thereto.

Section 2.04 . Split-Ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock. Upon surrender of a Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipts or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

      Any holder of a Receipt or Receipts representing any number of whole shares of Stock may (unless the related Depositary Shares have previously been called for redemption) withdraw the Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Depositary Shares therefor. If a Receipt delivered by the holder to the Depositary in connection with such withdrawal evidences a number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or upon the holder's order, a new Receipt evidencing such excess number of Depositary Shares; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share. Delivery of the Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate which, if required by the Depositary, must be properly endorsed or accompanied by proper instruments of transfer.

      If any of the Stock, the money or other property being withdrawn is to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, the holders shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by the holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

      The Depositary shall deliver the Stock, the money or other property, if any, represented by Receipts surrendered for withdrawal at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, the delivery may be made at such other place as the holder may designate.

Section 2.05 . Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Corporation may require (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Corporation have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Sections 3.02 and 5.07, (ii) the production of evidence satisfactory to it as to the identity and genuineness of any signature, and (iii) compliance with such regulations, if any, as the Depositary or the Corporation may establish consistent with the provisions of this Deposit Agreement.

      The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Corporation is closed, (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Corporation, at any time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement, or (iii) with the approval of the Corporation, for any other reason.

Section 2.06 . Lost Receipts, Etc. In case any Receipt has been mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for the mutilated Receipt, or in lieu of and in substitution for the destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of the Receipt, of the authenticity thereof and of the holder's ownership thereof,
(ii) the furnishing of the Depositary with reasonable indemnification satisfactory to it and (iii) the payment of any expense (including fees, charges and expenses of the Depositary) in connection with such execution and delivery.

Section 2.07 . Cancellation and Destruction of Surrendered Receipts. The Depositary shall cancel all Receipts surrendered to the Depositary or any Depositary's Agent. Except as prohibited by applicable law or regulation, the Corporation is authorized to destroy all Receipts so canceled.

Section 2.08 . Redemption of Stock. Whenever the Corporation is permitted and elects to redeem shares of Stock in accordance with the provisions of the Certificate of Designation, the Corporation shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary not less than 30 days' and not more than 60 days' notice of the date of the proposed redemption of Stock and of the number of the shares held by the Depositary to be so redeemed and the applicable redemption price, as set forth in the Certificate of Designation, which notice must be accompanied by Certificate of Designation from the Corporation stating that the redemption of Stock is in accordance with the provisions of the Certificate of Designation. On the date of the redemption, provided that the Corporation has then paid or caused to be paid in full to the Depositary the redemption price of the Stock to be redeemed, plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption, in accordance with the provisions of the Certificate of Designation, the Depositary shall redeem the number of Depositary Shares representing such Stock. The Depositary shall mail notice of the Corporation's redemption of Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the Stock to be redeemed by first class mail, postage prepaid, not less than 20 and not more than 50 days prior to the date fixed for redemption of the Stock and Depositary Shares (the "Redemption Date") to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary. Neither a failure to mail notice of redemption of Depositary Shares to one or more holders nor any defect in a notice of redemption of Depositary Shares to one or more holders will affect the sufficiency of the proceedings for redemption as to the other holders. The Corporation shall provide the Depositary with the information necessary for the Depositary to prepare a redemption notice and each such notice must state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Stock represented by the Depositary Shares to be redeemed will cease to accrue on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary shall select the Depositary Shares to be so redeemed by lot or pro rata (as nearly as may be) or by any other method, in each case, as determined by the Depositary in its sole discretion to be equitable.

      Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Corporation has failed to provide the funds necessary to redeem the Stock evidenced by the Depositary Shares called for redemption) (i) dividends on the shares of Stock so called for redemption will cease to accrue from and after such date, (ii) the Depositary Shares being redeemed from such proceeds will be deemed no longer to be outstanding, (iii) all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) will, to the extent of such Depositary Shares, cease and terminate, and (iv) upon surrender in accordance with the redemption notice of the Receipts evidencing any Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law so requires), the Depositary shall redeem the Depositary Shares at a redemption price per Depositary Share equal to one-[ ] of the redemption price per share paid with respect to the shares of Stock plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Corporation in respect of dividends which on the Redemption Date have accumulated on the shares of Stock to be so redeemed and have not theretofore been paid.

      If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary shall deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

                                   ARTICLE 3
         CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE CORPORATION

Section 3.01 . Filing Proofs, Certificates and Other Information. Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Corporation may reasonably deem necessary or proper. The Depositary or the Corporation may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Receipt or the withdrawal or conversion of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Section 3.02 . Payment of Taxes or Other Governmental Charges. Holders of Receipts shall pay the Depositary certain charges and expenses, as provided in
Section 5.07. Registration of transfer of any Receipt or any withdrawal of Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and the dividends, interest payments or other distributions or the proceeds of such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

Section 3.03 . Warranty as to Stock. The Corporation hereby represents and warrants that the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty survives the deposit of the Stock and the issuance of the Receipts.

                                   ARTICLE 4
                        THE DEPOSITED SECURITIES; NOTICES

Section 4.01 . Cash Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that if the Corporation or the Depositary is required to withhold and withholds from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares will be reduced accordingly. In the event that the calculation of any such cash dividend or other cash distribution to be paid to any record holder on the aggregate number of Depositary Receipts held by such the holder results in an amount which is a fraction of a cent, the Depositary shall round to the next highest whole cent the amount to be distributed to such record holder. Upon request of the Depositary, the Corporation shall pay the additional amount to the Depositary for distribution.

Section 4.02 . Distributions Other Than Cash, Rights, Preferences or Privileges. Whenever the Depositary receives any distribution other than cash, rights, preferences or privileges upon Stock, the Depositary shall, subject to Sections
3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing the distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Corporation or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not feasible, the Depositary may adopt such method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (public or private) of the securities or property thus received, or any part thereof, at such places and upon such terms as it may deem proper. Subject to Section 3.01 and 3.02, the Depositary shall distribute or make available for distribution the net proceeds of any such sale, as the case may be, to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash.

Section 4.03 . Subscription Rights, Preferences or Privileges. If the Corporation at any time offers or causes to be offered to the persons in whose names Stock is recorded on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, the Depositary shall in each such instance make available such rights, preferences or privileges to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Corporation; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Corporation) not feasible to make such rights, preferences or privileges available to the holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise rights, preferences or privileges, then the Depositary, in its discretion (with approval of the Corporation, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such places an upon such terms as it may deem proper. Subject to Sections 3.01 and 3.02, the Depositary shall distribute the net proceeds of any such sale to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

      If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Corporation shall file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until it has received written notice from the Corporation that such registration statement has become effective, or that the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and the Corporation has provided to the Depositary an opinion of counsel to such effect.

      If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order to for such rights, preferences or privileges to be made available to holders of Receipts, the Corporation shall use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

Section 4.04 . Notice of Dividends, Etc.; Fixing Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, or if rights, preferences or privileges are at any time offered, with respect to Stock, or whenever the Depositary receives notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or whenever the Depositary and the Corporation decide it is appropriate, the Depositary shall in each such instance fix a record date (which will be the same date as the record date fixed by the Corporation with respect to or otherwise in accordance with the terms of the Stock) for the determination of the holders of Receipts who are entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who are entitled to notice of such meeting or for any other appropriate reasons.

Section 4.05 . Voting Rights. Upon receipt of notice of any meeting at which holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which will contain (i) such information as is contained in such notice of meeting and
(ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Corporation) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Corporation shall take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary shall not vote (but, at its discretion, may appear at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

Section 4.06 . Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, Etc. Upon any change in par or stated value or liquidation preference, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, statutory share exchange or consolidation affecting the Corporation or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Corporation, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments as are certified by the Corporation in the fraction of an interest represented by one Depositary Share in one share of Stock as may be necessary fully to reflect the effects of such change in par or stated value or liquidation preference, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger, share exchange or consolidation and (ii) treat any securities which are received by the Depositary in exchange for or upon conversion or in respect of the Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Corporation, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts have the right from and after the effective date of any such change in par or stated value or liquidation preference, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger, share exchange or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts might have been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

Section 4.07 . Delivery of Reports. The Depositary shall furnish to holders of Receipts any reports and communications received from the Corporation which are received by the Depositary as the holder of Stock.

Section 4.08 . List of Receipt Holders. Promptly upon request from time to time by the Corporation, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all record holders of Receipts. The Corporation is entitled to receive such list twice annually without charge.

                                   ARTICLE 5
         THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE
                                   CORPORATION

Section 5.01 . Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary's Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

      The Depositary shall keep books at the Depositary's Office for the registration and registration of transfer of Receipts, which books during normal business hours will be open for inspection by the record holders of Receipts; provided that any holder requesting to exercise such right shall certify to the Depositary that the inspection is for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.

      The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

      The Depositary may, with the approval of the Corporation, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares are listed on one or more national stock exchanges, the Depositary shall appoint a Registrar (acceptable to the Corporation) for registration of such Receipts or Depositary Shares in accordance with any requirements of such exchange. The Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Corporation. If the Receipts, the Depositary Shares or the Stock are listed on one or more other stock exchanges, the Depositary shall, at the request and at the expense of the Corporation, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

      The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary shall notify the Corporation of any such action.

Section 5.02 . Prevention of or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Corporation. Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Corporation shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Corporation's Certificate of Incorporation or by reason of any act of God or war or other circumstance beyond the reasonable control of the relevant party, the Depositary, the Depositary's Agent, the Registrar or the Corporation is prevented, delayed or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide to be done or performed, nor shall the Depositary, any Depositary's Agent, the Registrar or the Corporation incur liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide to be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in the case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence or willful misconduct of the party charged with such exercise or failure to exercise.

Section 5.03 . Obligation of the Depositary, the Depositary's Agents, the Registrar and the Corporation. Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Corporation assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than for its negligence, willful misconduct or bad faith.

      Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Corporation are under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability is furnished as often as may be required.

      Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Corporation shall be liable for any action or any failure to act in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, the Registrar and the Corporation may each rely and are each protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The Depositary is not responsible for any failure to carry out any instruction to vote any of the shares of Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith. The Depositary undertakes, and any Registrar will be required to undertake, to perform such duties and only duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations may be read into this Deposit Agreement against the Depositary or any Registrar. The Depositary shall indemnify the Corporation and hold it harmless from any loss, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed or omitted by the Depositary, including when such Depositary acts as Registrar, or the Depositary's Agents in connection with this Deposit Agreement due to its or their negligence, willful conduct or bad faith. The indemnification obligations of the Depositary set forth in this
Section 5.03 survives any termination of this Deposit Agreement and any succession of any Depositary.

      The Depositary, its affiliates or subsidiaries, the Depositary's Agents, and the Registrar may own, buy, sell and deal in any class of securities of the Corporation and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Corporation or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary, its affiliate or subsidiary or Depositary's Agent or Registrar hereunder. The Depositary may also act as trustee, transfer agent or registrar of any of the securities of the Corporation and its affiliates.

      It is intended that neither the Depositary nor any Depositary's Agent nor the Registrar, acting as the Depositary Agent or Registrar, as the case may be, is deemed to be an "issuer " of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary, any Depositary's Agent and the Registrar are acting only in a ministerial capacity as Depositary or Registrar for the Stock.

      Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent nor the Registrar makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the Stock, the Depositary Shares or the Receipts (except for its counter-signature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein.

      The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts, which can be taken as a statement of the Corporation summarizing certain provisions of this Deposit Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Depositary Shares. The Depositary shall not be accountable for the use or application by the Corporation of the Depositary Shares or the Receipts or the proceeds thereof.

Section 5.04 . Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Corporation, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

      The Depositary may at any time be removed by the Corporation by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

      In case at any time the Depositary acting hereunder resigns or is removed, the Corporation shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary has been so appointed and has accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Corporation an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, becomes fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes will be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Corporation, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

      Any corporation into or with which the Depositary may be merged, consolidated or converted will be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof is not required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

Section 5.05 . Corporate Notices and Reports. The Corporation shall deliver to the Depositary, and the Depositary shall, promptly after receipt thereof transmit to the record holders of Receipts, in each case at the addresses recorded in the Depositary's books, copies of all notices and reports (including, without limitation, financial statements) required by law or by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed, to be furnished to the record holders of Receipts or otherwise determined to be furnished. Such transmission will be at the Corporation's expense and the Corporation shall provide the Depositary with such number of copies of such documents as the Depositary may reasonably request.

Section 5.06 . Indemnification by the Corporation. The Corporation shall indemnify the Depositary, any Depositary's Agent and the Registrar against, and hold each of them harmless from, any loss, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed or omitted in connection with this Deposit Agreement and the Receipts by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of negligence, willful misconduct or bad faith on the part of any such person. The obligations of the Corporation set forth in this Section 5.06 survive any succession of any Depositary or Depositary's Agent.

Section 5.07 . Charges and Expenses. The Corporation shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Corporation shall pay all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of the Stock by owners of Depositary Shares, and any redemption or exchange of the Stock at the option of the Corporation. All other transfer and other taxes and governmental charges will be at the expense of holders of Depositary Shares. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Corporation as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Corporation at such intervals as the Corporation and the Depositary may agree.

Section 5.08 . Tax Compliance. The Depositary, on its own behalf and on behalf of the Corporation shall comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to
(i) any payments made with respect to the Depositary Shares or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Receipts or the Depositary Shares. Such compliance includes, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

      The Depositary shall comply with any direction received from the Corporation with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Deposit Agreement rely on any such direction in accordance with the provisions of Section 5.03 hereof.

      The Depositary shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request to the Corporation or to its authorized representatives.

                                   ARTICLE 6
                            AMENDMENT AND TERMINATION

Section 6.01 . Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Corporation and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no amendment (other than any change in the fees of any Depositary or Registrar, which will go into effect not sooner than three months after notice thereof to the holders of the Receipts) which may materially and adversely alter the rights of the holders of Receipts will be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. Every holder of an outstanding Receipt at the time any such amendment becomes effective will be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

Section 6.02 . Termination. This Deposit Agreement may be terminated by the Corporation or the Depositary only after (i) all outstanding Depositary Shares have been redeemed pursuant to Section 2.08 or (ii) a final distribution has been made in respect of the Stock in connection with any liquidation, dissolution or winding-up of the Corporation and such distribution has been distributed to the holders of Depositary Receipts pursuant to Sections 4.01 or 4.02, as applicable.

      If any Receipts remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Stock, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall continue to deliver the Stock and any money and other property represented by Receipts upon surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell Stock then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary will be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property.

      Upon the termination of this Deposit Agreement, the Corporation will be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, the Registrar and any Depositary's Agent under Sections 5.06 and 5.07.

                                   ARTICLE 7
                                  MISCELLANEOUS

Section 7.01 . Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, is an original, but all such counterparts taken together constitute one and the same instrument.

Section 7.02 . Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and does not give any legal or equitable right, remedy or claim to any other person whatsoever.

Section 7.03 . Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein will in no way be affected, prejudiced or disturbed thereby.

Section 7.04 . Notices. Any and all notices to be given to the Corporation hereunder or under the Receipts must be in writing and will be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Corporation at

                  General Motors Corporation
                  300 Renaissance Center
                  Detroit, Michigan 48265-3000
                  Attention:  Corporate Secretary
                  Facsimile No.:  (     )  ______-________

or at any other address of which the Corporation has notified the Depositary in writing.

      Any and all notices to be given to the Depositary hereunder or under the Receipts must be in writing and will be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Depositary at the Depositary's Office, at:




                  Attention:
                  Facsimile No.:  (     )  ______-________

or at any other address of which the Depositary has notified the Corporation in writing.

      Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts must be in writing and will be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder has filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

      Delivery of a notice sent by mail or by telegram or facsimile transmission will be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or facsimile transmission) is deposited, postage prepaid, in a post office letter box. The Depositary or the Corporation may, however, act upon any telegram or facsimile transmission received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or facsimile transmission has not been subsequently confirmed by letter or as aforesaid.

Section 7.05 . Appointment of Registrar. The Corporation hereby also appoints the Depositary as Registrar in respect of the Receipts and the Depositary hereby accepts such appointments.

Section 7.06 . Holders of Receipts are Parties. The holders of Receipts from time to time are parties to this Deposit Agreement and are bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

Section 7.07 . Governing Law. THIS DEPOSIT AGREEMENT AND THE RECEIPTS AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.08 . Inspection of Deposit Agreement. Copies of this Deposit Agreement will be filed with the Depositary and the Depositary's Agent and will be open to inspection during business hours at the Depositary's Office or respective offices of the Depositary's Agent, if any, by any holder of a Receipt.

Section 7.09 . Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Annex A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

      IN WITNESS WHEREOF, the Corporation and the Depositary have duly executed this Deposit Agreement as of the date and year first above set forth, and all holders of Receipts will become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.


Attested by                      General Motors Corporation
                                       By:
---------------------------------     -------------------------------
[SEAL]                                Name:
                                      Title:


Attested by                      [                              ]
                                       By:
---------------------------------     -------------------------------
[SEAL]                                Name:
                                      Title:

                                                                         ANNEX A


TEMPORARY RECEIPT EXCHANGEABLE FOR              CERTIFICATE FOR
DEFINITIVE ENGRAVED RECEIPT                       [      ]
WHEN READY FOR DELIVERY                         DEPOSITARY SHARES

THE DEPOSITARY SHARES REPRESENTED               TRANSFERABLE
BY THIS RECEIPT ARE NOT SAVINGS                 DEPOSITARY RECEIPT
ACCOUNTS, DEPOSITS OR OTHER                     This Certificate
OBLIGATIONS OF _____________, THE               is transferable in New York,
DEPOSITARY HEREUNDER, OR OF ANY BANK
OR  NON-BANK DEPOSITARY OF GENERAL
MOTORS CORPORATION AND ARE NOT                  CUSIP [ ]
INSURED BY THE SAVINGS ASSOCIATION              SEE REVERSE FOR
INSURANCE FUND OR THE BANK INSURANCE            CERTAIN DEFINITIONS
FUND OF THE FEDERAL DEPOSIT INSURANCE
CORPORATION, OR ANY OTHER GOVERNMENT
AGENCY DEPOSITARY RECEIPT FOR DEPOSITARY
SHARES, EACH DEPOSITARY SHARE REPRESENTING
A [ ] INTEREST IN ONE SHARE OF [ % PREFERRED
STOCK] [ % PREFERENCE STOCK], PAR VALUE
$______ PER SHARE
GENERAL MOTORS CORPORATION

A CORPORATION INCORPORATED UNDER
THE LAWS OF THE STATE OF DELAWARE


_________________, as Depositary (the "Depositary"), hereby certifies that
_________ is the registered owner of ___________________ DEPOSITARY SHARES ("Depositary Shares"), each Depositary Share representing a [ ] interest in one share of [ % Preferred] [ % Preference] Stock, [ ] par value, (the "Stock"), of General Motors Corporation, a Delaware corporation (the "Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of ______, 20__ (the "Deposit Agreement"), between the Corporation and the Depositary. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or be entitled to any benefits under the Deposit Agreement unless it has been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by a duly authorized officer thereof.

Dated: _______, 20__
Countersigned

[               ]
Depositary and Registrar

By:______________________
Authorized Officer

                           GENERAL MOTORS CORPORATION


GENERAL MOTORS CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH RECEIPT-HOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A STATEMENT OR SUMMARY OF THE CERTIFICATE OF DESIGNATION ESTABLISHING THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIFIED RIGHTS OF THE [ % PREFERRED] [ % PREFERENCE] STOCK AND EACH OTHER CLASS OF [PREFERRED] [PREFERENCE] STOCK OR SERIES THEREOF WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND OF THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCE AND/OR RIGHTS. ANY SUCH REQUEST SHOULD BE ADDRESSED TO GENERAL MOTORS CORPORATION, ATTENTION: SECRETARY, 300 RENAISSANCE CENTER, DETROIT, MICHIGAN 48265-3000.
                       --------------------

The following abbreviations, when used in the inscription on the face of this Depositary Receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -...as tenants in common
TEN ENT -...as tenants by the entireties
JT TEN  -         as joint tenants with right of survivorship and
                  not as tenants in common

UNIF GIFT MIN ACT - _______ Custodian _______
      ......        (Cust)            (Minor)

      ......under Uniform Gifts to
      ......Minors Act______________
      ......              (State)

UNIF TRAN MIN ACT -     ______ Custodian (until age __)
      ......                   (Cust)
      ......                  _______ under Uniform Transfers
      ......                  (Minor)
      ......               to Minors Act ___________________
      ......                             (State)

Additional abbreviations may also be used though not in the above list.

      For value received, _____________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------

--------------------------------------

------------------------------------------------------------

------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP
CODE OF ASSIGNEE

------------------------------------------------------------

___________________ Depositary Shares represented by the within Depositary Receipt, and do(es) hereby irrevocably constitute and appoint
______________________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated______________________   Signature:



      ......                        ----------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Depositary Receipt in every particular, without alteration or enlargement or any change whatever.


SIGNATURE GUARANTEE


---------------------------